                                                                   EXHIBIT 10(b)

                         CONSOLIDATED STORES CORPORATION







                                 NOTE AGREEMENT








                             Dated as of May 9, 1997













                                  $100,000,000
                  7% Senior Subordinated Notes Due May 4, 2000

                             TABLE OF CONTENTS                     EXHIBIT 10(b)
                                                                            PAGE
                                                                            ----

1.   PRELIMINARY STATEMENT; DESCRIPTION OF NOTES .......................... 1
     1.1  Preliminary Statement ........................................... 1
     1.2  Description of Original Notes ................................... 1
     1.3  Description of Restated Notes ................................... 2
     1.4  Defined Terms; Rules of Construction ............................ 2

2.   EXECUTION AND DELIVERY OF NOTES ...................................... 2

3.   CLOSING .............................................................. 3

4.   CONDITIONS TO CLOSING ................................................ 3

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY ........................ 3

6.   REPRESENTATIONS OF EACH PURCHASER .................................... 3

7.   INFORMATION AS TO COMPANY ............................................ 4
     7.1  Financial and Business Information .............................. 4
     7.2  Officer's Certificate ........................................... 6
     7.3  Inspection ...................................................... 6

8.   PAYMENT OF THE NOTES ................................................. 7
     8.1  Payment at Maturity ............................................. 7
     8.2  Optional Prepayments with Make-Whole Amount ..................... 7
     8.3  Change in Control ............................................... 7
     8.4  Offer to Pay out of Excess Proceeds ............................. 9
     8.5  Allocation of Partial Prepayments ...............................10
     8.6  Maturity; Surrender, etc. .......................................10
     8.7  Purchase of Notes ...............................................10
     8.8  Make-Whole Amount ...............................................10
     8.9  Side Letter .....................................................12

9.   AFFIRMATIVE COVENANTS ................................................12
     9.1  Payment of Notes ................................................12
     9.2  Maintenance of Office or Agency .................................12
     9.3  Payment of Taxes and Other Claims. ..............................12
     9.4  Corporate Existence. ............................................13
     9.5  Maintenance of Properties and Insurance. ........................13
     9.6  Investment Company Act. .........................................14
     9.7  Covenant to Comply with Securities Laws Upon Purchase of Notes...14
     9.8  Compliance with Law .............................................14

10.  NEGATIVE COVENANTS ...................................................14
     10.1 Limitation on Restricted Payments ...............................14
     10.2 Limitation on Additional Indebtedness ...........................15


CONSOLIDATED STORES CORPORATION                                   NOTE AGREEMENT

                            TABLE OF CONTENTS (cont.)              EXHIBIT 10(b)
                                                                            PAGE
                                                                            ----


     10.3 Dividend and Payment Restrictions Affecting Subsidiaries ........16
     10.4 Limitation on Transactions with Affiliates ......................16
     10.5 Limitation on Asset Sales. ......................................17
     10.6 When the Company May Merge or Transfer Assets ...................18

11.  EVENTS OF DEFAULT ....................................................19

12.  REMEDIES ON DEFAULT, ETC. ............................................21
     12.1 Acceleration ....................................................21
     12.2 Other Remedies ..................................................22
     12.3 Rescission ......................................................22
     12.4 No Waivers or Election of Remedies, Expenses, etc. ..............23

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES ........................23
     13.1 Registration of Notes ...........................................23
     13.2 Transfer and Exchange of Notes ..................................23
     13.3 Replacement of Notes ............................................24

14.  PAYMENTS ON NOTES ....................................................24
     14.1 Place of Payment ................................................24
     14.2 Home Office Payment .............................................24

15.  EXPENSES, ETC. .......................................................25
     15.1 Transaction Expenses ............................................25
     15.2 Survival ........................................................25

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT .........25

17.  AMENDMENT AND WAIVER .................................................26
     17.1 Requirements ....................................................26
     17.2 Solicitation of Holders of Notes ................................26
     17.3 Binding Effect, etc. ............................................27
     17.4 Notes held by Company, etc. .....................................27

18.  NOTICES ..............................................................27

19.  REPRODUCTION OF DOCUMENTS ............................................28

20.  CONFIDENTIAL INFORMATION .............................................28

21.  SUBSTITUTION OF PURCHASER ............................................30

22.  SUBORDINATION ........................................................30
     22.1 Notes Subordinate to Senior Indebtedness.........................30

CONSOLIDATED STORES CORPORATION                                   NOTE AGREEMENT

                            TABLE OF CONTENTS (cont.)              EXHIBIT 10(b)
                                                                            PAGE
                                                                            ----


     22.2  Payment Over of Proceeds Upon Dissolution, Etc..................30
     22.3  No Payment When Senior Indebtedness in Default..................32
     22.4  Payment Permitted If No Default ................................33
     22.5  Subrogation to Rights of Holders of Senior Indebtedness ........33
     22.6  Provisions Solely to Define Relative Rights ....................33
     22.7  Further Actions ................................................34
     22.8  No Waiver of Subordination Provisions ..........................34
     22.9  Notice to Holders of the Notes .................................35
     22.10 [Intentionally Omitted] ........................................35
     22.11 [Intentionally Omitted] ........................................35
     22.12 Waiver .........................................................35
     22.13 No Waiver; Remedies ............................................35

23.  MISCELLANEOUS ........................................................35
     23.1  Successors and Assigns .........................................35
     23.2  Payments Due on Non-Business Days; When Payments Deemed
           Received .......................................................36
     23.3  Certificate and Opinion as to Conditions Precedent .............36
     23.4  Statements Required in Certificate or Opinion ..................36
     23.5  No Recourse Against Others .....................................37
     23.6  Severability ...................................................37
     23.7  Construction ...................................................37
     23.8  Counterparts ...................................................37
     23.9  Governing Law ..................................................37

      SCHEDULE A      --   Information Relating to Purchasers

      SCHEDULE B      --   Defined Terms

      EXHIBIT 1       --   Form of 7% Senior Subordinated Note due May 4, 2000


CONSOLIDATED STORES CORPORATION                                   NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

                        CONSOLIDATED STORES CORPORATION
                               300 Phillipi Road
                           Columbus, Ohio 43228-0512


                  7% SENIOR SUBORDINATED NOTES DUE MAY 4, 2000


                                                         Dated as of May 9, 1997


[SEPARATELY ADDRESSED TO EACH OF THE
  PURCHASERS NAMED IN SCHEDULE A HERETO]


Ladies and Gentlemen:

         CONSOLIDATED STORES CORPORATION, an Ohio corporation (together with its successors and assigns, the "COMPANY"), agrees with you as follows:

1. PRELIMINARY STATEMENT; DESCRIPTION OF NOTES.

         1.1 PRELIMINARY STATEMENT.

         On the Issue Date, the Company entered into that certain Indenture (as in effect immediately prior to the Closing, the "ORIGINAL NOTE INDENTURE"), dated as of the Issue Date, with The Bank of New York (the "INDENTURE TRUSTEE"), a New York banking corporation, as Trustee thereunder, pursuant to which on the Issue Date the Company issued and sold the Original Notes to Melville Corporation. Melville Corporation caused all of the Original Notes, through one or more Persons controlled by it, to be assigned and transferred to Nashua Hollis CVS, Inc. (Nashua Hollis CVS, Inc. is hereinafter referred to as the "ORIGINAL PURCHASER"), a New Hampshire corporation. Contemporaneously with the execution and delivery hereof, the Company, the Trustee, the Original Purchaser and the purchasers named in Schedule A (collectively, the "PURCHASERS") have entered into that certain Transfer Agreement (the "TRANSFER AGREEMENT"), dated as of May 9, 1997, pursuant to which (a) the Original Purchaser has sold to the Purchasers, and Purchasers have purchased, all of the Original Notes at the purchase price of 98.60975% of the principal amount thereof plus accrued and unpaid interest thereon, and (b) the Company and the Purchasers, as transferees of 100% in aggregate principal amount of the Original Notes, have agreed, subject to the satisfaction of the conditions precedent set forth in Section 4, to (i) the amendment and restatement in full of the Original Note Indenture by this Agreement and the Other Agreements, (ii) the amendment and restatement in full of the Original Notes in the form set out in Exhibit 1, and (iii) the removal of the Indenture Trustee and the termination and discharge of the Original Note Indenture.

         1.2 DESCRIPTION OF ORIGINAL NOTES.

         On May 1, 1996, the Company authorized the issue and sale of, and on the Issue Date the Company issued and sold, $100,000,000 aggregate principal amount of its 7% Senior Subordinated Notes due May 4, 2000 (the "ORIGINAL NOTES"), dated the date of issue, bearing interest (computed on the basis of a 360-day year of twelve 30-day months) from such date at the

CONSOLIDATED STORES CORPORATION        1                          NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

rate of 7% per annum, payable semiannually on April 15 and October 15 in each year (commencing October 15, 1996) and at maturity, and having such other terms as therein and in the Original Note Indenture provided.

         1.3 DESCRIPTION OF RESTATED NOTES.

         Pursuant to the Transfer Agreement, the Company and the Purchasers have agreed to amend and restate in full the Original Notes in the form set out in
Exhibit 1 (the "NOTES", such term to include each Note delivered pursuant to this Agreement and the Other Agreements, and any such notes issued in substitution therefor pursuant to Section 13 of this Agreement and the Other Agreements), with such changes therefrom, if any, as may be approved by you and the Company. All amounts owing under, and evidenced by, the Original Notes as of the date of the Closing shall continue to be outstanding under, and shall on and after the date of the Closing be evidenced by, the Notes, and shall be repayable in accordance with this Agreement. The term "Notes" shall be deemed, when reference is made to a date prior to the date of Closing, to be a reference to the Original Notes, and when reference is made to a date on or after the date of Closing, to be a reference to the Notes.

         In furtherance of the foregoing, the Company agrees with you and each Other Purchaser that all Original Notes outstanding on the date of Closing are hereby, without any further action being required on the part of the holders thereof or on the part of any other Person, deemed to be conformed to the form of Note attached to this Agreement and the Other Agreements as Exhibit 1. The outstanding Notes shall be and are entitled to all of the rights and benefits provided therefor in this Agreement and the Other Agreements.

         1.4 DEFINED TERMS; RULES OF CONSTRUCTION.

         Certain terms used in this Agreement are defined in Schedule B. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. References to a "Section" are, unless otherwise specified, references to a Section of this Agreement. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision.

         Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) "or" is not exclusive; (d) "including" means including, without limitation; (e) words in the singular include the plural, and words in the plural include the singular; and (f) any gender used in this Agreement shall be deemed to include the neuter, masculine and feminine gender.

2. EXECUTION AND DELIVERY OF NOTES.

         Subject to the terms and conditions of this Agreement and the Transfer Agreement, the Company will execute and deliver to you, at the Closing provided for in Section 3, one or more Notes in the principal amount specified below your name in Schedule A in replacement of the Original Notes contemporaneously acquired from the Original Purchaser under the Transfer Agreement and held by you. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Agreements (as may be amended or supplemented from time to time, the "OTHER AGREEMENTS") identical (except for the identity and signature of the purchaser) with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the amendment and restatement of the Original Notes held


CONSOLIDATED STORES CORPORATION        2                          NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

by each Other Purchaser, and the substitution therefor of Notes in the principal amount specified below its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3. CLOSING.

         The sale, purchase and replacement of the Notes to be acquired by you and the Other Purchasers shall occur at the offices of Hebb & Gitlin, One State Street, Hartford, Connecticut 06103, at 10:00 a.m., local time, at a closing (the "Closing") on May 16, 1997. At the Closing the Company will deliver to you the Notes to be acquired by you (in replacement of the Original Notes contemporaneously purchased by you) in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request), dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company of an equal aggregate principal amount of Original Notes. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING.

         Your obligations under this Agreement, including, without limitation, the obligation to purchase and pay for the Notes to be delivered to you at the Closing, are subject to the conditions precedent set forth Section 5 of the Transfer Agreement, which conditions precedent are incorporated herein by reference with the same force and effect as though set forth herein in full, and the failure by the Company or any other party to the Transfer Agreement, as the case may be, to satisfy all such conditions shall relieve you, at your election, of all such obligations.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         To induce you to enter into this Agreement and to purchase and pay for the Notes to be delivered to you at the Closing, the Company makes the warranties and representations set forth in Section 6 of the Transfer Agreement, effective as of the date of the execution of this Agreement by the Company, which warranties and representations are incorporated herein by reference with the same force and effect as though set forth herein in full.

6. REPRESENTATIONS OF EACH PURCHASER.

         Each Purchaser makes the representations set forth in Section 8 of the Transfer Agreement, effective as of the date of the execution of this Agreement by such Purchaser, which representations are incorporated herein by reference with the same force and effect as though set forth herein in full.

CONSOLIDATED STORES CORPORATION        3                          NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


7. INFORMATION AS TO COMPANY.

         7.1 Financial and Business Information.

         The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, consolidated the financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) ANNUAL STATEMENTS -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year prepared in accordance


CONSOLIDATED STORES CORPORATION        4                          NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         with the requirements therefor and filed with the Securities and Exchange Commission, shall be deemed to satisfy the requirements of this Section (b);

                  (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of each financial statement, report (including, without limitation, the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

                  (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of the Closing; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

                  (f) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, or such information regarding the Company required to satisfy the requirements of 17 C.F.R. section 230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.


CONSOLIDATED STORES CORPORATION        5                          NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         7.2 OFFICER'S CERTIFICATE.

         Each set of financial statements delivered to a holder of Notes pursuant to Section (a) or Section (b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.6, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3 INSPECTION.

         The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.



CONSOLIDATED STORES CORPORATION        6                          NOTE AGREEMENT

                                                                   EXHIBIT 10(b)



8. PAYMENT OF THE NOTES.

         8.1 PAYMENT AT MATURITY.

         The entire principal amount of the Notes remaining outstanding on May 4, 2000, together with interest accrued thereon, shall become due and payable on May 4, 2000.

         8.2 OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

         The Company may, at its option, upon notice as provided below, prepay at any time on and after May 5, 1998, all, or from time to time thereafter any part of, the Notes in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         8.3 CHANGE IN CONTROL.

                  (a) NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT. The Company will, within 30 days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes. If a Change in Control has occurred, such notice shall contain and constitute an irrevocable offer to prepay Notes as described in Section and shall be accompanied by the certificate described in Section .

                  (b) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by Section shall be an offer to prepay, in accordance with and subject to this Section , all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"), that is not less than 30 days and not more than 45 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 45th day after the date of such offer).


CONSOLIDATED STORES CORPORATION        7                          NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


                  (c) ACCEPTANCE; REJECTION. A holder of Notes may accept the offer to prepay made pursuant to this Section by causing a notice of such acceptance to be delivered to the Company at least 5 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section shall be deemed to constitute a rejection of such offer by such holder.

                  (d) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this Section shall be at 101% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.

                  (e) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:

                           (i) that such offer is made pursuant to this Section;

                           (ii) the Proposed Prepayment Date;

                           (iii) the last date upon which the offer can be
                  accepted, and setting forth the consequences of failing to provide an acceptance, as provided in Section ;

                           (iv) the principal amount of each Note offered to be
                  prepaid;

                           (v) the amount of the premium due in connection with
                  such prepayment;

                           (vi) the interest that would be due on each Note
                  offered to be prepaid, accrued to the Proposed Prepayment
                  Date;

                           (vii) that the conditions of this Section have been
                  fulfilled; and

                           (viii) in reasonable detail, the nature and date or
                  proposed date of the Change in Control.

                  (f) EFFECT OF SENIOR INDEBTEDNESS UPON PREPAYMENTS. Notwithstanding any other provision of this Section , if at the time of the occurrence of a Change in Control, the terms of any Senior Indebtedness restrict or prohibit the repurchase of the Notes pursuant to this Section , then prior to the mailing of the notice to holders of Notes provided for in this Section but in any event within 30 days following any such Change in Control, the Company shall eliminate such restriction or prohibition by (i) repaying in full all such Senior Indebtedness or offering to repay in full all such Senior Indebtedness and repaying the Indebtedness of each lender who accepts such offer or
         (ii) obtaining any required consent or waiver under all such Senior Indebtedness to permit the prepayment of the Notes as provided for in this Section.

CONSOLIDATED STORES CORPORATION                                   NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

         8.4 OFFER TO PAY OUT OF EXCESS PROCEEDS.

                  (a) OFFER. If and when the aggregate amount of Excess Proceeds received by the Company and its Subsidiaries in connection with Asset Sales made in accordance with Section exceeds $5,000,000, the Company shall make an irrevocable offer to the holders of the Notes to pay the principal of the Notes (together with any interest accrued and unpaid thereon) in an amount equal to such aggregate amount of Excess Proceeds. Such offer shall satisfy the requirements of Section applicable thereto.
         Such offer will be in writing and will

                           (i) refer to this Section ,

                           (ii) briefly describe the nature of the Asset Sale
                  and the Net Cash Proceeds received in connection therewith,

                           (iii) specify the prepayment date (the "PREPAYMENT
                  DATE"), which shall not be less than 30 days after, nor more than 45 days after, the date of such offer,

                           (iv) specify the last date upon which the offer can
                  be accepted, and state the consequences of failing to provide an acceptance, as provided in Section ,

                           (v) specify the amount of such offer (the
                  "DISPOSITION PAYMENT AMOUNT"), the minimum ratable share of such Disposition Payment Amount payable in respect of each Note (such minimum ratable share to be determined on the basis of the aggregate principal amount of all Notes outstanding immediately prior to the making of such offer) and the principal amount of each Note offered to be prepaid on such Prepayment Date,

                           (vi) specify the amount of interest that would be due
                  on each Note offered to be prepaid, accrued to such Prepayment Date, and

                           (vii) be executed by a Senior Financial Officer of
                  the Company.

                  (b) ACCEPTANCE, REJECTION. To accept or reject such offered payment, a holder of Notes shall cause a notice of such acceptance or rejection to be delivered to the Company at least 5 days prior to the Prepayment Date. A failure to respond to any such offer of payment as provided in this Section shall be deemed to constitute a rejection of such offer.

                  (c) PAYMENT. The Company shall pay to each holder which shall have accepted such offer a principal amount equal to such holder's ratable share of the Disposition Payment Amount (such ratable share to be determined on the basis only of the aggregate principal amount of the Notes outstanding immediately prior to the making of such offer which shall have accepted such offer) at 100% of such principal amount, together with interest thereon accrued to such Prepayment Date, which amount shall become due and payable on such Prepayment Date. The Company shall, promptly after making such payment, notify in writing all holders of Notes of the payment amount, and the name of each holder, of any Notes prepaid under this Section 8.4.



CONSOLIDATED STORES CORPORATION        9                          NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         8.5 ALLOCATION OF PARTIAL PREPAYMENTS.

         In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         8.6 MATURITY; SURRENDER, ETC.

         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable premium or Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and premium or Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.7 PURCHASE OF NOTES.

         The Company will not and will not permit any Affiliate to purchase, redeem or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or redemption of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact (the "Second Notice") and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 15 Business Days from its receipt of such Second Notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         8.8 MAKE-WHOLE AMOUNT.

         The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to the terms hereof or that has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

CONSOLIDATED STORES CORPORATION        10                         NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by

                           (a) the yields reported, as of 10:00 A.M. (New York
                  City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" on the Bloomberg Financial Markets System (or such other display as may replace Page USD on the Bloomberg Financial Markets System) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or

                           (b) if such yields are not reported as of such time
                  or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

         Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.


CONSOLIDATED STORES CORPORATION        11                         NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to the terms hereof or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         8.9 SIDE LETTER.

         Notwithstanding any agreements or understandings between the Company and the Original Purchaser or any of its Affiliates in respect of the Original Notes or the Notes, or any breach of or default under any such agreements or understandings, all payments to be made by the Company to the holders of the Notes shall be made without any offset, right of recoupment, defense, counterclaim or claim of any nature arising out of any such agreement or understanding, including, without limitation, the Side Letter.

9. AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         9.1 PAYMENT OF NOTES.

         The Company shall pay the principal of, premium or Make-Whole Amount, if any, and interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) on the Notes on (or prior to) the dates and in the manner provided in the Notes or pursuant to this Agreement. The Company shall pay interest on overdue principal and premium or Make-Whole Amount, if any, and interest on overdue installments of interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding), to the extent lawful, at the rate per annum borne by the Notes, which interest on overdue interest shall accrue from the date such amounts became overdue. The provisions of this Section shall not be deemed to excuse any Event of Default set forth in Section 11.

         9.2 MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain an office at the address of the Company as provided in Section 18 where notices, presentations and demands to or upon the Company in respect of the Notes and this Agreement may be made or served. The Company shall give prompt written notice to the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

         9.3 PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company shall pay or discharge or cause to be paid or discharged, before any penalty accrues thereon:

                  (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary upon the income, profits or property of the Company or any Subsidiary; and


CONSOLIDATED STORES CORPORATION         12                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

                  (b) all lawful claims for labor, materials and supplies which, if unpaid, would by law become a lien upon the property of the Company or any Subsidiary;

provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and, if required by GAAP, for which adequate provision has been made.

         9.4 CORPORATE EXISTENCE.

         Subject to Section , the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of any Subsidiary in accordance with the respective organizational documents of such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries, provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not reasonably likely to have a Material Adverse Effect.

         9.5 MAINTENANCE OF PROPERTIES AND INSURANCE.

         The Company shall cause all material properties owned by or leased to it or any Subsidiary and necessary in the conduct of its business or the business of such Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any such properties or disposing of any of them, if such discontinuance or disposal is determined by the Board of Directors of the Company or the Board of Directors of the applicable Subsidiary to be desirable in the conduct of the business of the Company or the business of such Subsidiary.

         The Company shall provide or cause to be provided, for itself and any Subsidiaries, insurance (including appropriate self-insurance, if adequate reserves are maintained with respect thereto) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, public liability insurance, with reputable insurers in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry.


CONSOLIDATED STORES CORPORATION         13                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

         9.6 INVESTMENT COMPANY ACT.

         The Company shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

         9.7 COVENANT TO COMPLY WITH SECURITIES LAWS UPON PURCHASE OF NOTES.

         In connection with any offer to purchase or purchase of Notes under Section or Section , the Company shall: (a) comply with all tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1 thereunder; and (b) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section and Section to be exercised in the time and in the manner specified in Section and Section , as the case may be.

         9.8 COMPLIANCE WITH LAW.

         The Company shall and shall cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

10. NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         10.1 LIMITATION ON RESTRICTED PAYMENTS.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                  (a) declare or pay any dividend on, or make any distribution in respect of its Capital Stock;

                  (b) purchase, redeem or otherwise acquire or retire for value any of its Capital Stock;

                  (c) make any Investment in any Person (other than Permitted Investments); or

                  (d) purchase, redeem or otherwise acquire or retire for value, prior to a scheduled mandatory sinking fund payment date or maturity date,

                           (1) any Indebtedness of the Company which ranks
                  subordinate in right of payment to the Notes, or

                           (2) any Indebtedness of any Subsidiary

CONSOLIDATED STORES CORPORATION         14                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

                  (each such declaration, payment, distribution, purchase, redemption, acquisition, retirement or Investment being referred to as a "RESTRICTED PAYMENT") if, at the time of any such action, or after giving effect to such Restricted
                  Payment:

                  (i) an Event of Default or a Default shall have occurred and be continuing;

                  (ii) the aggregate amount of all Restricted Payments declared or made beginning on the Issue Date shall exceed the sum of

                                    (X) 50% of the Company's Consolidated Net
                           Income accrued on a cumulative basis from February 4, 1996 through the last fiscal quarter ending prior to the date of such proposed Restricted Payment (or if the Company's cumulative Consolidated Net Income during such period shall be a deficit, minus 100% of such deficit), plus

                                    (Y) the aggregate net proceeds received by
                           the Company (other than from a Subsidiary) after the Issue Date as a capital contribution to the Company or from the issuance and sale of either Capital Stock (other than Disqualified Capital Stock) or Indebtedness that by its terms was convertible into such Capital Stock to the extent such Indebtedness shall have been converted into Capital Stock; or

                  (iii) the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section .

         Notwithstanding any of the foregoing provisions of this Section , such provisions will not prevent: (1) the payment of any dividend within 60 days after the date of declaration, if at the date of declaration, such payment would comply with such provisions; (2) any dividend or other distribution on shares of Capital Stock payable solely in shares of Capital Stock (other than Disqualified Capital Stock); (3) any dividend or other distribution payable from a Subsidiary to the Company or any Wholly-owned Subsidiary of the Company; and (4) payment by a Subsidiary of any amounts due in accordance with the provisions of any Senior Indebtedness.

         10.2 LIMITATION ON ADDITIONAL INDEBTEDNESS.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable for the payment of any Indebtedness (including Acquired Indebtedness), except that the Company or its Subsidiaries may Incur Permitted Indebtedness and may create, incur, assume, guarantee or otherwise become directly or indirectly liable for the payment of Indebtedness (in addition to Permitted Indebtedness) if, after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period and calculated on the assumption that such Indebtedness had been incurred (and the proceeds thereof were used to repay Indebtedness, if applicable) on the first day of such four full fiscal quarter period and, in the case of Acquired Indebtedness, on the assumption that the related acquisition (whether by means of purchase, merger, amalgamation or otherwise) also had occurred on such date with the appropriate adjustments (including the inclusion of the Consolidated Net Income of the acquired Person) with respect to such acquisition being included in such pro forma calculation, would have been greater than or equal to 1.1 to 1.0.

CONSOLIDATED STORES CORPORATION         15                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         10.3 DIVIDEND AND PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to:

                  (a) pay dividends or make any other distribution in respect of its Capital Stock;

                  (b) pay any Indebtedness owed to the Company or any Subsidiary;

                  (c) make loans or advances to the Company or any Subsidiary;
         or

                  (d) transfer any of its property or assets to the Company or any Subsidiary;

except for such encumbrances or restrictions

                  (i) existing as of the Issue Date or arising pursuant to the Revolving Credit Facility,

                  (ii) pursuant to an agreement relating to any Indebtedness by such Subsidiary prior to the date on which such Subsidiary was acquired,

                  (iii) pursuant to an agreement which has been entered into for the pending sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary (provided that such restriction terminate upon consummation of such disposition),

                  (iv) pursuant to customary non-assignment provisions and leases entered into in the ordinary course of business, or

                  (v) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of Indebtedness incurred pursuant to an agreement or arrangement referred to in clause (i) or clause (ii) above; provided, however, that provisions related to such encumbrance or restriction contained in any such renewal, extension, refinancing or refunding are no more restrictive in any material respect than the provisions contained in the agreement it replaces.

         10.4 LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, any sale, purchase, exchange or lease of assets, property or services or any loan or any other direct or indirect payment, transfer or other disposition) with any Affiliate of the Company or of any of its Subsidiaries unless:

                  (a) such Affiliate is (both before and after such transaction)
         (i) a Wholly-Owned Subsidiary or (ii) a Subsidiary, none of whose minority interests are held by another Affiliate of the Company or of any of its Subsidiaries; or


CONSOLIDATED STORES CORPORATION         16                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

                  (b) each such transaction and any series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction with an unrelated third party;

provided, however, that with respect to a transaction or series of related transactions for which the total consideration (based on fair market value) is equal to or in excess of $5,000,000, a committee of the Board of Directors of the Company composed entirely of all of the disinterested Directors of the Company shall approve by unanimous resolution certifying that such transaction or series or transactions comply with clause (b) above; and provided, further, that the foregoing restriction shall not apply to

                  (i) any transaction pursuant to agreements in place as of the Issue Date, and

                  (ii) any transaction with an officer or director of the Company or of any Subsidiary in their capacity as officer or director entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer or director of the Company or of any Subsidiary).

Notwithstanding the foregoing, nothing in this Section shall prohibit the Company from engaging in transactions expressly permitted by Section .

         10.5 LIMITATION ON ASSET SALES.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Asset Sale unless:

                  (a) the Company or such Subsidiary, as the case may be, received consideration at the time of such Asset Sale at least equal to the fair market value for the stock or assets sold or otherwise disposed of (such value to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution delivered to the holders of the Notes); and

                  (b) at least 75% of such consideration consists of cash.

Within 180 days of the receipt of Net Cash Proceeds from any Asset Sale, the Company, at its option, may apply the Net Cash Proceeds from such Asset Sale to
(i) the permanent reduction of Senior Indebtedness in accordance with its terms,
(ii) the purchase of replacement assets for the assets subject to such Asset Sale, or (iii) any combination of clauses (i) and (ii) above.

         For purposes of the foregoing, "NET CASH PROCEEDS" means the aggregate amount of cash (including any other consideration that is immediately converted into cash) received by the Company or any of its Subsidiaries in respect of such an Asset Sale, less the sum of: (a) all out-of-pocket fees, commissions and other expenses incurred in connection with such Asset Sale, including the amount of income taxes required to be paid by the Company or any of its Subsidiaries in connection therewith; and (b) the aggregate amount of cash so received which is used to retire any existing Indebtedness of the Company or any of its Subsidiaries which is required to be repaid in connection therewith. If at any time any funds are received by or for the account of the Company or any of its Subsidiaries upon the sale, conversion, collection or other liquidation of any non-cash consideration received in respect of an Asset Sale, such funds shall,

CONSOLIDATED STORES CORPORATION         17                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

when received, constitute Net Cash Proceeds and shall, within 180 days after the receipt of such funds, be applied as provided in the preceding paragraph or as provided in the succeeding paragraph. Notwithstanding the foregoing, $35,000,000 of what otherwise would be deemed Net Cash Proceeds received in any fiscal year will be excluded from Net Cash Proceeds and will not be subject to the restrictions contained in this Section.

         Any Net Cash Proceeds that are not applied or invested as provided above shall constitute "EXCESS PROCEEDS". When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will offer to purchase all of Notes from the holders thereof in accordance with the procedures described in Section
 . To the extent that the aggregate principal amount, plus accrued and unpaid interest thereon, of the Notes tendered pursuant to such offer is less than the Excess Proceeds, the Company may use such unused Excess Proceeds, or a portion thereof, for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

         10.6 WHEN THE COMPANY MAY MERGE OR TRANSFER ASSETS.

         The Company (i) may not consolidate with or merge into any other Person; (ii) may not, directly or indirectly, in one or a series of transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis; (iii) may not, and may not permit any Subsidiary to, acquire capital stock of or other ownership interests in any other Person such that such Person becomes a Subsidiary; and (iv) may not, and may not permit any Subsidiary to, (x) purchase, lease or otherwise acquire all or substantially all of the properties and assets of any Person or any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person or (y) make any Investment in a Person that, as a consequence of such Investment, becomes a Subsidiary of the Company, unless:

                  (a) the Company shall be the continuing Person, or the Person, if other than the Company, formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company, substantially as an entirety, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an amendment hereto duly executed and delivered to the holders of the Notes, in form satisfactory to the Required Holders, all the obligations of the Company under the Notes and this Agreement, and this Agreement remains in full force and effect;

                  (b) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing;

                  (c) immediately before and immediately after giving effect to such transaction, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section ; and

                  (d) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the surviving entity shall be equal to or greater than the Consolidated Net Worth of the Company immediately before such transaction.


CONSOLIDATED STORES CORPORATION         18                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

         Notwithstanding the foregoing, any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Subsidiary or Subsidiaries of the Company.

         This Section shall not apply to any transaction or series of transactions involving the Company if a Change in Control shall result therefrom and the Company is required to comply with the provisions of Section , in which case Section shall apply.

         In connection with any consolidation, merger or transfer contemplated hereby, the Company shall deliver, or cause to be delivered, to the holders of the Notes, in form and substance reasonably satisfactory to the Required Holders, a Specified Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the amendment to this Agreement in respect thereto comply with this Section , and that all conditions precedent herein provided for relating to such transactions have been complied with.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which the transfer is made, shall succeed to, and be substituted for, any may exercise every right and power of the Company under this Agreement with the same effect as if such successor corporation had been named as the Company herein; and thereafter, the Company shall be discharged and released from all obligation and covenants under this Agreement and the Notes.

11. EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) PRINCIPAL, PREMIUM OR MAKE-WHOLE AMOUNT PAYMENT -- the Company defaults in the payment of any principal, premium or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) INTEREST PAYMENT -- the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) SPECIFIED COVENANTS -- the Company defaults in the performance of or compliance with any term contained in Section 10.6; or

                  (d) OTHER COVENANTS -- the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) any Executive Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

                  (e) WARRANTIES AND REPRESENTATIONS -- any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement, the Transfer Agreement or in any writing furnished in connection with the

CONSOLIDATED STORES CORPORATION         19                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

         transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) CROSS-ACCELERATION -- the Company or any Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 (without giving effect to any period of grace provided with respect thereto), and as a consequence of such default such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                  (g) INSOLVENCY -- the Company or any Material Subsidiary

                           (i) is generally not paying, or admits in writing its
                  inability to pay, its debts as they become due,

                           (ii) files, or consents by answer or otherwise to the
                  filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,

                           (iii) makes an assignment for the benefit of its
                  creditors,

                           (iv) consents to the appointment of a custodian,
                  receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,

                           (v) is adjudicated as insolvent or to be liquidated,
                  or

                           (vi) takes corporate action for the purpose of any of
                  the foregoing; or

                  (h) APPOINTMENT OF A RECEIVER -- a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) FINAL JUDGMENT -- a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j)      ERISA -- if

CONSOLIDATED STORES CORPORATION         20                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

                           (i) any Plan shall fail to satisfy the minimum
                  funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

                           (ii) a notice of intent to terminate any Plan shall
                  have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,

                           (iii) the aggregate "amount of unfunded benefit
                  liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000,

                           (iv) the Company or any ERISA Affiliate shall have
                  incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,

                           (v) the Company or any ERISA Affiliate withdraws from
                  any Multiemployer Plan, or

                           (vi) the Company or any Subsidiary establishes or
                  amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder;

         and any such event or events described in clause (i) through clause
         (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect (the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA).

12. REMEDIES ON DEFAULT, ETC.

         12.1 ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or paragraph (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding af-

CONSOLIDATED STORES CORPORATION         21                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         fected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount, or in respect of a Change in Control, the premium in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a premium or Make-Whole Amount, as the case may be, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default or a Change in Control, is intended to provide compensation for the deprivation of such right under such circumstances.

         12.2 OTHER REMEDIES.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3 RESCISSION.

         At any time after any Notes have been declared due and payable pursuant to clause (b) or clause (c) of Section 12.1, the holders of not less than 65% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and premium or Make-Whole Amount, if any, due and payable on any Notes other than by reason of such declaration, and all interest on such overdue principal and premium or Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

CONSOLIDATED STORES CORPORATION         22                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         12.4 NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         13.1 REGISTRATION OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         13.2 TRANSFER AND EXCHANGE OF NOTES.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 8.2 of the Transfer Agreement.

CONSOLIDATED STORES CORPORATION         23                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         13.3 REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES.

         14.1 PLACE OF PAYMENT.

         Subject to Section 14.2, payments of principal, premium or Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York City, New York at the office of the Company or the Company's bank in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         14.2 HOME OFFICE PAYMENT.

         So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium or Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

CONSOLIDATED STORES CORPORATION         24                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


15. EXPENSES, ETC.

         15.1 TRANSACTION EXPENSES.

         The Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection herewith and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         15.2 SURVIVAL.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

         Without limiting the foregoing, all warranties, representations and certifications made by the Company in or pursuant to the Original Note Indenture or in any certificate or other instrument delivered by it or on its behalf thereunder or pursuant thereto, prior to the date of the Closing, shall be considered to have been relied upon by you, shall survive the delivery to you of the Notes in exchange for the Original Notes and shall be incorporated herein by this reference, regardless of any investigation made by you or on your behalf. All payment obligations of the Company under the Original Note Indenture (including, without limitation, reimbursement obligations in respect of costs, expenses and fees of or incurred by the Original Purchaser or the Trustee), other than the obligation to pay the principal of and interest and premium on the Original Notes (which obligations, after the date of the Closing, shall be evidenced by the Notes) shall survive the amendment and restatement of the Original Notes and the cancellation thereof.

CONSOLIDATED STORES CORPORATION         25                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


17. AMENDMENT AND WAIVER.

         17.1 REQUIREMENTS.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of any of Sections 1, 2, 3, 4, 5, 6 and 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the premium or Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 and 20.

         17.2 SOLICITATION OF HOLDERS OF NOTES.

                  (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

                  (c) CONSENT IN CONTEMPLATION OF TRANSFER. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

CONSOLIDATED STORES CORPORATION         26                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         17.3 BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         17.4 NOTES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18. NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent

                  (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or

                  (b) by registered or certified mail with return receipt requested (postage prepaid), or

                  (c) by a recognized overnight delivery service (with charges prepaid).

Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing;

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

                  (iii) if to the Company, to Consolidated Stores Corporation, 300 Phillipi Road, P.O. Box 28512, Columbus, Ohio 43228-0512,
         Attention: General Counsel; Telecopier: (614) 278-6763, or at such other address as the Company shall have specified to the holder of each
         Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

CONSOLIDATED STORES CORPORATION         27                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

19. REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Original Purchaser, the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Original Purchaser, the Company or such Subsidiary, provided that such term does not include information that

                  (a) was publicly known or otherwise known to you prior to the time of such disclosure,

                  (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf,

                  (c) otherwise becomes known to you other than through disclosure by the Original Purchaser, the Company or any Subsidiary, or

                  (d) constitutes financial statements delivered to you under
         Section 7.1 that are otherwise publicly available.

You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to:

                  (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),

                  (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,

CONSOLIDATED STORES CORPORATION         28                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


                  (iii) any other holder of any Note,

                  (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
         20),

                  (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),

                  (vi) any federal or state regulatory authority having jurisdiction over you,

                  (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or

                  (viii) any other Person to which such delivery or disclosure may be necessary or appropriate

                           (A) to effect compliance with any law, rule,
                  regulation or order applicable to you,

                           (B) in response to any subpoena or other legal
                  process,

                           (C) in connection with any litigation to which you
                  are a party, or

                           (D) if an Event of Default has occurred and is
                  continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company or the Original Purchaser, as the case may be, in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company or the Original Purchaser, as the case may be, embodying the provisions of this Section 20.



CONSOLIDATED STORES CORPORATION         29                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


21. SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22. SUBORDINATION

         22.1 NOTES SUBORDINATE TO SENIOR INDEBTEDNESS.

         Anything in this Agreement or the Notes to the contrary notwithstanding, the Company covenants and agrees, and each holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section , the Indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on (including any payments required under any provisions of this Agreement and the Notes, including Section and Section ) each and all of the Notes and other amounts owed by the Company under this Agreement and the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness (including any interest accruing after the occurrence of an Event of Default under Section 11(g) or Section 11(h), whether or not such interest is an allowed claim enforceable against the debtor in a case brought under the Bankruptcy Code).

         As used in this Agreement and the Notes, "PAYING THE NOTES", "PAYMENT OF THE NOTES" and similar phrases mean any direct or indirect payment or distribution by or on behalf of the Company on account of principal of (or premium, if any) or interest on the Notes or other amounts owed by the Company under this Agreement and the Notes or to acquire or repurchase pursuant to the provisions of this Agreement or redeem, retire or defease all or any portion of the Notes or to make any deposit, payment or transfer in furtherance of any of the foregoing.

         This Section shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions hereof.

         22.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

         In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or

CONSOLIDATED STORES CORPORATION         30                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, then and in any such event:

                  (a) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in accordance with the instruments governing such Senior Indebtedness, before the holders of the Notes are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Notes or other amounts owed by the Company under this Agreement and the Notes; and

                  (b) any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the holders of Notes would be entitled but for the provisions of this Section , including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes (except for any such payment or distribution (i) authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Notes to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law, or (ii) of securities that are subordinated, to at least the same extent as the Notes, to the payment in cash of all Senior Indebtedness then outstanding), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section , the holder of any Note shall have received any such payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than payments or distributions authorized by an order or decree giving effect to the subordination of payments or distributions of securities that are subordinated to the payment in cash of all Senior Indebtedness, all as described in paragraph (b) above), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes, before all Senior Indebtedness is paid in full in cash or payment thereof provided for, then and in such event such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their representative or representatives, ratably according to the aggregate amount remaining unpaid on the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.


CONSOLIDATED STORES CORPORATION         31                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

         The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation upon the terms and conditions set forth in Section shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this
Section if the corporation formed by such consolidation or into which the Company is merged or the corporation which acquires substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in the last sentence of Section.

         22.3     NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

                  (a) In the event of and during the continuation of any default in the payment of any Senior Indebtedness whether at maturity, upon acceleration or otherwise beyond any applicable grace period with respect thereto ("PAYMENT DEFAULT"), and written notice (the "PAYMENT NOTICE") thereof shall have been given to each of the Company and the holders of Notes by (i) in the case of the Revolving Credit Facility, the bank agent under the Revolving Credit Facility, or (ii) in the case of any other issue of Senior Indebtedness, the representative for, or the holders of at least a majority of the principal amount of, the Senior Indebtedness, then no payment shall be made by or on behalf of the Company on the Notes until the date, if any, on which such default or event of default is waived by the holders of such Senior Indebtedness or otherwise cured or has ceased to exist or the Senior Indebtedness to which such default or event of default relates is discharged by payment in full in cash.

                  (b) In the event that any other event of default with respect to any Senior Indebtedness shall have occurred and be continuing that permits the holders of such Senior Indebtedness (or a trustee on behalf of such holders) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, and written notice thereof shall have been given to each of the Company and the holders of Notes by (i) in the case of the Revolving Credit Facility, the bank agent under the Revolving Credit Facility, or (ii) in the case of any other issue of Senior Indebtedness, the representative for, or the holders of at least a majority of the principal amount of Senior Indebtedness ("COVENANT DEFAULT NOTICE") then no payment shall be made by or on behalf of the Company on any Notes until the earlier of

                           (i) 179 days after the date on which a Covenant
                  Default Notice shall have been given, and

                           (ii) the date, if any, on which such default or event
                  of default is waived by the holders of such Senior Indebtedness or otherwise cured or has ceased to exist or the Senior Indebtedness to which such default or event of default relates is discharged by payment in full in cash

         (provided, however, that further written notice relating to the same or any other event of default with respect to any Senior Indebtedness received by the Company or the Trustee within 360 days after such prior receipt of a Covenant Default Notice shall not be effective to further prohibit such payments, provided, further, that notwithstanding anything in this Section 22.3(b) to the contrary, there must be at least 181 consecutive days in any 360 day period in which no limitation on payment pursuant to this Section is in ef-

CONSOLIDATED STORES CORPORATION         32                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

         fect, and provided, further, that further written notice relating to the same default or event of default or any other default or event of default specified above existing or continuing on the date of receipt of the Covenant Default Notice, whether or not received by the Company or the holders of Notes within 360 days after prior receipt of a Covenant Default Notice, shall not be effective to further prohibit such payments unless all defaults and events of default shall have been cured or waived after such date for a period of not less than 90 consecutive days).

                  In the event that, notwithstanding the foregoing, any payment or distribution shall be made by or on behalf of the Company to the holder of any Note prohibited by the foregoing provisions of this Section , then and in such event such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  The provisions of this Section shall not apply to any payment with respect to which Section would be applicable.

         22.4 PAYMENT PERMITTED IF NO DEFAULT.

         Nothing contained in this Section or elsewhere in this Agreement or in any of the Notes shall prevent the Company, at any time except under the circumstances described in Section or under the conditions described in Section , from making payments at any time of principal of (and premium or Make-Whole Amount, if any) or interest on the Notes or other amounts owed by the Company under this Agreement and the Notes.

         22.5 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

         No payment or distributions to the holders of Senior Indebtedness or their representatives pursuant to the provisions of this Section shall entitle any holders of the Notes to exercise any right of subrogation in respect thereof until the Senior Indebtedness shall have been paid in full.

         22.6 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

         The provisions of this Section are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section or elsewhere in this Agreement or in the Notes is intended to or shall:

                  (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Notes the principal of (and premium or Make-Whole Amount, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or


CONSOLIDATED STORES CORPORATION         33                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

                  (b) affect the relative rights against the Company of the holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or

                  (c) prevent the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the express limitations set forth in Section and to the rights, if any, under this Section of the holders of Senior Indebtedness.

         22.7 FURTHER ACTIONS.

         If any proceeding referred to in clauses (i), (ii) or (iii) of the first sentence of Section above is commenced by or against the Company, the holders of the Notes shall duly and promptly take such action as the holders of Senior Indebtedness may reasonably request to collect on the Notes and to file appropriate claims or proofs of claim in respect of the Notes and to collect and receive any and all payments which may be payable upon or with respect to the Notes.

         Holders of Senior Indebtedness or their representatives are hereby authorized to demand specific performance of the provisions of this Section , whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when any holder of Notes shall have failed to comply with any of the provisions of this Section applicable to it. The holders of the Notes hereby irrevocably waive any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

         The holders of the Notes and the Company each will, at the Company's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may reasonably be necessary, or that the holders of Senior Indebtedness or their representatives may reasonably request, in order to protect any right or interest granted by this Section or to enable the holders of Senior Indebtedness or any of their representatives to exercise and enforce its rights and remedies under this Section .

         22.8  NO WAIVER OF SUBORDINATION PROVISIONS.

         No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this Section or the obligations hereunder of the holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following:

                  (a) change the manner, place or terms of payment or extend the time of payment of or renew, refinance or refund Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;

CONSOLIDATED STORES CORPORATION         34                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

                  (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

                  (c) release any Person liable in any manner for the collection of Senior Indebtedness; and

                  (d) exercise or refrain from exercising any rights against the Company and any other Person.

         22.9 NOTICE TO HOLDERS OF THE NOTES.

         The Company shall give prompt written notice to the holders of the Notes of any fact known to the Company which would prohibit the making of any payment to the holders of the Notes in respect of the Notes.

         22.10 [INTENTIONALLY OMITTED].

         22.11 [INTENTIONALLY OMITTED].

         22.12 WAIVER.

         The holders of the Notes and the Company each hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Indebtedness and this Section and any requirement that the holders of Senior Indebtedness or any of their representatives protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right to take any action against the Company or any other person or entity or any collateral.

         22.13 NO WAIVER; REMEDIES.

         No failure on the part of the holders of Senior Indebtedness or any of their representatives to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Section preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Section provided are cumulative and not exclusive of any remedies provided by law.

23. MISCELLANEOUS.

         23.1 SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

CONSOLIDATED STORES CORPORATION         35                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         23.2 PAYMENTS DUE ON NON-BUSINESS DAYS; WHEN PAYMENTS DEEMED RECEIVED.

                  (a) PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or premium or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                  (b) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 12:00 noon (local time of such bank).

         23.3 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the holders of the Notes or the Required Holders to take any action under this Agreement, the Company shall furnish to such holders:

                  (a) a Specified Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         23.4 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each Specified Officers' Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Agreement shall include:

                  (a) a statement that each Person making such Specified Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Specified Officers' Certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on a Specified Officers' Certificate or certificates of public officials.


CONSOLIDATED STORES CORPORATION         36                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         23.5 NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each holder thereof shall waive and release the directors, officers, employees or stockholders, as such, of the Company from all such liability for obligations of the Company under the Notes or this Agreement. The waiver and release shall be part of the consideration for the issue of the Notes.

         23.6 SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         23.7 CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         23.8 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         23.9 GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

[Remainder of page intentionally blank.  Next page is signature page.]





CONSOLIDATED STORES CORPORATION         37                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                   Very truly yours,
                                   CONSOLIDATED STORES CORPORATION



                                   By /s/ Michael J. Potter
                                      --------------------------------
                                      Name:  Michael J. Potter
                                      Title: Senior Vice President
                                             Chief Financial Officer


The foregoing is hereby
agreed to as of the
date thereof.

[SEPARATELY EXECUTED BY EACH
  OF THE FOLLOWING PURCHASERS]

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
BY CIGNA INVESTMENTS, INC.



 By /s/ Stephen A. Osborn
    -------------------------------------
    Name:  Stephen A. Osborn
    Title:  Managing Director


CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS
BY CIGNA INVESTMENTS, INC.



 By /s/ Stephen A. Osborn
    -------------------------------------
        Name:  Stephen A. Osborn
        Title:  Managing Director




CONSOLIDATED STORES CORPORATION         38                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


LIFE INSURANCE COMPANY OF NORTH AMERICA
BY: CIGNA INVESTMENTS, INC.



 By /s/ Stephen A. Osborn
    ----------------------------------
    Name:  Stephen A. Osborn
    Title:  Managing Director


PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



By /s/ Jon C. Heiny
   -----------------------------------
   Name:  Jon C. Heiny
   Title:  Counsel



By /s/ Christopher J. Henderson
   -----------------------------------
   Name:  Christopher J. Henderson
   Title:  Counsel


NIPPON LIFE INSURANCE COMPANY OF AMERICA, BY ITS ATTORNEY IN FACT
PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



By /s/ Jon C. Heiny
   -----------------------------------
   Name:  Jon C. Heiny
   Title:  Counsel



By /s/ Christopher J. Henderson
   -----------------------------------
   Name:  Christopher J. Henderson
   Title:  Counsel

CONSOLIDATED STORES CORPORATION         39                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


ALLSTATE LIFE INSURANCE COMPANY



By /s/ Patricia W. Wilson
   -----------------------------------
   Name:  Patricia W. Wilson



By /s/ Steven M. Laude
   -----------------------------------
   Name:  Steven M. Laude

Authorized Signatories


ALLSTATE INSURANCE COMPANY



By /s/ Patricia W. Wilson
   -----------------------------------
   Name:  Patricia W. Wilson



By /s/ Steven M. Laude
   -----------------------------------
   Name:  Steven M. Laude

Authorized Signatories


CONSOLIDATED STORES CORPORATION         40                        NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


                                   SCHEDULE B

                                 DEFINED TERMS
                                 -------------

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, Indebtedness of any other Person: (a) existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; or (b) assumed by such specified Person in connection with its acquisition of assets owned by such other Person.

         "AFFILIATE" as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 15% or more of any class of the voting or other equity interests of such Person, or (iii) 15% or more of any class of voting or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. As used in this definition, "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "AGREEMENT, THIS" is defined in Section 17.3.

         "ASSET SALE" by any Person means any sale, transfer or lease (or series of related sales, transfers or leases) by such Person or any of its Subsidiaries of any property or assets, including shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Subsidiary of such Person; provided, however, that Asset Sale will not include: (i) transactions involving the sale of inventory in the ordinary course of business;
(ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Company's or any of its Subsidiary's business; (iii) any sale, transfer or lease of assets by any Wholly-Owned Subsidiary to the Company or another Wholly-Owned Subsidiary; (iv) and any sale, transfer or lease of assets in the ordinary course of business;
(v) any sale, transfer or lease or other disposition that is governed by and in compliance with Section ; (vi) the issuance by such Person of shares of its Capital Stock; (vii) any payment of purchase price to Melville Corporation in connection with that certain Stock Purchase Agreement dated as of March 26, 1996 between Melville Corporation and Consolidated Stores Corporation; or (viii) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above, provided that the aggregate after-tax proceeds of all such sales, transfers or leases on and after the date thereof (as reasonably estimated by the Company) does not exceed $25,000,000.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time and all rules and regulations promulgated thereunder.

CONSOLIDATED STORES CORPORATION     Schedule B-1                 NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

         "BOARD OF DIRECTORS" of any corporation means the Board of Directors of such corporation, or any duly authorized committee of such Board of Directors.

         "BUSINESS DAY" means (a) for the purposes of Section only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, New York, or Columbus, Ohio, are required or authorized to be closed.

         "CAPITAL LEASE OBLIGATION" of any Person means the amount of the liability in respect of a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP.

         "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (including each class of common stock and preferred stock) or partnership interests and any warrants, options or other rights to acquire such stock or interests, but excluding any debt securities convertible into such stock.

         "CHANGE IN CONTROL" has occurred if at any time:

                  (i) any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the Issue Date) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of more than 33.33% of the total voting power of all classes then outstanding of the Company's voting stock; or

                  (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors on the board of directors of the Company on the first day of such period together with any directors whose election by such board of directors or whose nomination by the shareholders was approved by a vote of the majority of the directors then in office shall cease to constitute a majority of the board of directors of the Company.

         "CLOSING" is defined in Section 3.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COMPANY" is defined in the introductory sentence of this Agreement.

         "CONFIDENTIAL INFORMATION" is defined in Section 20.

         "CONSOLIDATED EBIT" means, with respect to a Person for any period, (a) Consolidated Net Income (loss), plus (b) Consolidated Income Tax Expense, plus
(c) Consolidated Interest Expense of such Person for such period, determined on a consolidated basis in accordance with GAAP.

CONSOLIDATED STORES CORPORATION     Schedule B-2                  NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means on any date of determination the ratio of (a) the Company's Consolidated EBIT for the most recent four fiscal quarters immediately preceding the date of determination, plus the Company's Consolidated Rent Expense, to (b) the Company's Consolidated Interest Expense for the most recent four fiscal quarters immediately preceding the date of determination, plus an amount equal to such Consolidated Rent Expense.

         "CONSOLIDATED INCOME TAX EXPENSE" means, with respect to a Person for any period, the provision for taxes for such period for such Person and its Subsidiaries based on income or profits to the extent such income or profits were included in computing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to a Person for any period, the interest expense of such Person and its Subsidiaries in respect of Indebtedness to the extent deducted in determining Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, with respect to a Person for any period, the Net Income of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding all extraordinary income and gains to net income to the extent included in net income for such period.

         "CONSOLIDATED NET WORTH" means, with respect to any Person, the stockholders' equity of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED RENT EXPENSE" means, with respect to a Person, the aggregate rental amounts payable by such Person and its Subsidiaries for the most recent four consecutive fiscal quarters immediately preceding the date of determination under any lease of real property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more (but excluding any Capital Lease Obligation), determined on a consolidated basis in accordance with GAAP.

         "CONTROL EVENT" means:

                  (a) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control;

                  (b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control; or

                  (c) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the Issue Date) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Issue Date) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

CONSOLIDATED STORES CORPORATION     Schedule B-3                  NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         "COVENANT DEFAULT NOTICE" is defined in Section.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DISPOSITION PAYMENT AMOUNT" is defined in Section 8.4(a)(v).

         "DISQUALIFIED CAPITAL STOCK" means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or apart, on or prior to the maturity of the Notes.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "EVENT OF DEFAULT" is defined in Section 11.

         "EXCESS PROCEEDS" is defined in Section 10.5.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "EXECUTIVE OFFICER" means and includes the chief financial officer of the Company and any natural Person who constitutes an executive officer of the Company for purposes of item 401(b) of Regulation S-K promulgated under the Securities Act.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States, consistently applied by the Person in respect of which such accounting principles are being applied, that are in effect from time to time.

         "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

CONSOLIDATED STORES CORPORATION     Schedule B-4                  NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         "INCUR" means, with respect to any Indebtedness, to create, issue, assume, guarantee, incur or otherwise become liable, directly or indirectly, in respect of such Indebtedness. The term "INCURRENCE" when used as a noun shall have a correlative meaning.

         "INDEBTEDNESS" means as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:

                  (i) borrowed money;

                  (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility;

                  (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device;

                  (iv) any other transaction (including forward sale or purchase agreements, capitalized leases (but not operating leases) and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables, trade credits and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due); or

                  (v) any guaranty of Indebtedness for borrowed money.

         "INDENTURE TRUSTEE" is defined in Section 1.1.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INVESTMENTS" of any Person means all investments in other Persons in the form of loans, advances or other extensions of credit or capital contributions (excluding travel and similar advances to officers and employees made in the ordinary course of business and excluding all indebtedness and receivables from another Person which are current assets or arose from sales or leases of goods or services on terms consistent with such Person's past practices or such Person's industry's common practices), purchases (or other acquisitions for consideration) of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet prepared in accordance with GAAP.

         "ISSUE DATE" means May 5, 1996, the date of original issue of the Original Notes.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or

CONSOLIDATED STORES CORPORATION     Schedule B-5                  NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "MAKE-WHOLE AMOUNT" is defined in Section.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         "MATERIAL SUBSIDIARY" mean any of C S Ross Company, an Ohio corporation, KB Toy of California, Inc., a Delaware corporation, K.B. Consolidated, Inc., an Ohio corporation, KayBee Center, Inc., a California corporation, and any Subsidiary of the Company having at least 10% of the total consolidated assets of the Company and its Subsidiaries or at least 10% of the total consolidated revenues of the Company and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of the Company. Notwithstanding the foregoing, each of KB Toy of Wisconsin, Inc., TRO, Inc. and Kay-Bee Toy & Hobby Shops, Inc. (each a "Deemed NM Subsidiary") shall not be considered to be a Material Subsidiary so long as the operating assets (as opposed to assets consisting of capital stock) of such Deemed NM Subsidiary shall not exceed 10% of the total consolidated operating assets of the Company and its Subsidiaries and the revenues of such Deemed NM Subsidiary (excluding revenues of Subsidiaries of such Deemed NM Subsidiary which may be consolidated with the revenues of such Deemed NM Subsidiary under GAAP) shall not exceed 10% of the total consolidated revenues of the Company and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of the Company.

         "MEMORANDUM" is defined in Section 5.3.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "NET CASH PROCEEDS" is defined in Section.

         "NOTES" is defined in Section.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "OPINION OF COUNSEL" means a written opinion (containing as applicable the information specified in Section 23.3 and Section 23.4) rendered by legal counsel who is acceptable to the Required Holders, which may be counsel to the Company.

         "ORIGINAL NOTE INDENTURE" is defined in Section.

         "ORIGINAL NOTES" is defined in Section 1.2.

CONSOLIDATED STORES CORPORATION     Schedule B-6                  NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         "ORIGINAL PURCHASER" is defined in Section 1.1.

         "OTHER AGREEMENTS" is defined in Section 2.

         "OTHER PURCHASERS" is defined in Section 2.

         "PAYMENT DEFAULT" is defined in Section.

         "PAYMENT NOTICE" is defined in Section.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERMITTED INDEBTEDNESS" will include:

                  (i) Indebtedness incurred by the Company or any Subsidiary of the Company under the Revolving Credit Facility up to a maximum permitted amount of $750,000,000;

                  (ii) Indebtedness owed by Company to any Wholly-Owned Subsidiary of the Company or Indebtedness owed by any Subsidiary to the Company or to a Wholly Owned Subsidiary of the Company;

                  (iii) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date;

                  (iv) Indebtedness secured by purchase money security interests;

                  (v) Indebtedness in connection with interest rate agreements permitted by the Revolving Credit Facility;

                  (vi) any other Indebtedness not referred to above which does not exceed in the aggregate $25,000,000; and

                  (vii) renewals, extensions, refinancings or refundings of any Indebtedness (such new Indebtedness being "Refinancing Indebtedness"); provided that such Refinancing Indebtedness (a) does not exceed the maximum permitted principal or accreted amount of, (b) ranks no more favorably in order of payment to the Notes as, and (c) if such Indebtedness so renewed, extended, refinanced or refunded is not Senior Indebtedness, does not have a Weighted Average Life to Stated Maturity shorter than that of, the Indebtedness being renewed, extended, refinanced or refunded; and

                  (viii) Indebtedness not otherwise permitted to be incurred in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding.

CONSOLIDATED STORES CORPORATION     Schedule B-7                  NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         "PERMITTED INVESTMENTS" means an Investment which consists of:

                  (a) marketable obligations of or obligations guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case with final maturities of one year or less;

                  (b) commercial paper having a rating of at least P-1 or A-1 (other their respective equivalents) by Moody's Investor Service, Inc. or Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., respectively;

                  (c) certificates of deposit with final maturities of one year or less issued by United States commercial banks of recognized standing with capital and surplus aggregating in excess of $100,000,000;

                  (d) shares of money market funds that have assets in excess of $100,000,000 and that invest solely in Permitted Investments of the kind described in clauses (a) through (c) above;

                  (e) Investments other than set forth above not to exceed $10,000,000;

                  (f) an Investment in or to any of the Wholly-Owned Subsidiaries of the Company;

                  (g) loans to employees outstanding on the date of the Closing; and

                  (h) investments related to Company-owned life insurance contracts.

         "PERSON" means an individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization, or a government or agency or political subdivision thereof or any other entity.

         "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "PREFERRED STOCK" means any class of Capital Stock of a Person that is preferred over any other class of Capital Stock of such Person as to the payment of dividends or other equity distributions or the payment of any amount upon liquidation or dissolution of such Person.

         "PREPAYMENT DATE" is defined in Section 8.4(a)(iii).

         "PROPERTY OR PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "PROPOSED PREPAYMENT DATE" is defined in Section 8.3(b).

         "PURCHASERS" is defined in Section 1.1.

CONSOLIDATED STORES CORPORATION     Schedule B-8                  NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         "QUALIFIED INSTITUTIONAL BUYER" means any Person who is a "qualified institutional buyer" within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

         "REQUIRED HOLDERS" means, at any time, the holder or holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         RESTRICTED PAYMENT" is defined in Section.

         "REVOLVING CREDIT FACILITY" means the Amended and Restated Credit Agreement, dated as of May 3, 1996, among the Company, the banks party thereto from time to time and their respective successors and assigns, The Bank of New York as syndication agent and managing agent, National City Bank of Columbus as administrative agent and managing agent, PNC Bank, Ohio, National Association as arranger, documentation agent and managing agent, Bank One, Columbus, N.A. as managing agent, and National City Bank as managing agent, as such agreement is amended by (i) Amendment Number One to Amended and Restated Credit Agreement, dated as of March 21, 1997, and (ii) Waiver and Amendment Number Two to Amended and Restated Credit Agreement, dated as of May 16, 1997, and any guarantees by Subsidiaries of the Company and any other agreements executed in connection therewith, in each case, as such agreements or guarantees may be further amended, modified, refinanced or refunded from time to time.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         SENIOR INDEBTEDNESS -- means:

                  (a) all obligations owned by the Company or any Subsidiary of the Company under or in connection with the Revolving Credit Facility, whether outstanding on the date hereof or thereafter created, assumed or incurred and any refinancing, refunding or replacement thereof; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Revolving Credit Facility shall not constitute Senior Indebtedness to the extent that Indebtedness thereunder is by its terms expressly subordinated in right of payment to any other Indebtedness of the Company; and

                  (b) the principal of, premium, if any, and accrued and unpaid interest on Indebtedness of the Company, contingent or otherwise, in respect of borrowed money, whether outstanding on the date hereof or hereafter created, incurred or assumed, unless in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Notes, (ii) Indebtedness that is expressly subordinated or junior in rights of payment to any Indebtedness of the Company,
(iii) any liability for federal, state, provincial, local or

CONSOLIDATED STORES CORPORATION     Schedule B-9                  NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


other taxes owed or owing by the Company, (iv) Indebtedness of or amounts owed by the Company for compensation to employees and for services, (v) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company, (vi) amounts owing under leases (other than Capital Lease Obligations) and (vii) any Indebtedness Incurred which is not permitted by the terms of this Agreement. All interest which would accrue after the filing of a petition by or against the Company under any federal, state or foreign bankruptcy or similar law, whether or not such interest is allowed as a claim after such filing under such bankruptcy or similar law, shall constitute Senior Indebtedness.

         "SIDE LETTER" means and includes, as the case may be, those certain letter agreements, dated January 22, 1997 and May 16, 1997, respectively, in each case between the Company and CVS Corporation, pursuant to which CVS Corporation has agreed to indemnify the Company against payment of any Make-Whole Amount in excess of the "Call Premium" (as defined therein) in connection with an optional redemption of the Original Notes or the Notes, as the case may be, prior to May 4, 2000.

         "SOURCE" is defined in Section.

         "SPECIFIED OFFICERS' CERTIFICATE" means a written certificate containing the information specified in Section 23.3 and Section 23.4, signed by the President or a Vice President of the Company and a Senior Financial Officer and delivered to the holders of the Notes.

         "SUBSIDIARY" of any Person means (i) a corporation more than 50% of the Voting Power of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, (ii) a partnership of which such Person, one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, is the general partners and has the power to direct the policies, management and affairs or (iii) any other Person (other than a corporation) in which such Person, one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "TRANSFER AGREEMENT" is defined in Section 1.1.

         "VOTING POWER" of any Person means the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily has voting power for the election of a number of the Board of Directors or their equivalents of such Person.

         "WEIGHTED AVERAGE LIFE TO STATED MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest twelfth) which will elapse between such date and the making of such payment.

CONSOLIDATED STORES CORPORATION     Schedule B-10                 NOTE AGREEMENT

                                                                   EXHIBIT 10(b)


         "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.






























CONSOLIDATED STORES CORPORATION     Schedule B-11                 NOTE AGREEMENT

                                                                   EXHIBIT 10(b)

                                                                       EXHIBIT 1

                                 [FORM OF NOTE]

                         CONSOLIDATED STORES CORPORATION

                   7% SENIOR SUBORDINATED NOTE DUE MAY 4, 2000

No. R-___                                                                 [Date]
$_______                                                        PPN: 210149 A@ 9

         FOR VALUE RECEIVED, the undersigned, CONSOLIDATED STORES CORPORATION (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to ___________ , or registered assigns, the principal sum of ______________ DOLLARS ($_________) on May 4, 2000, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of seven percent (7%) per annum from the date hereof, payable semiannually on the fifteenth (15th) day of April and October in each year, commencing with the April 15 or October 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) and any overdue payment of any premium or Make-Whole Amount (as defined in the Note Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at the rate per annum borne by this Note, which interest on overdue amounts shall accrue from the date such amounts became overdue.

         Payments of principal of, interest on and any premium or Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Agreements referred to below.

         This Note is one of a series of Senior Subordinated Notes (herein called the "NOTES") issued pursuant to separate Note Agreements, dated as of May 9, 1997 (as from time to time amended, the "NOTE AGREEMENTS"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Agreements and (ii) to have made the representation set forth in Section 8.2 of the Transfer Agreement (as defined in the Note Agreements).

         This Note is a registered Note and, as provided in the Note Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                                  Exhibit 1-1

                                                                   EXHIBIT 10(b)


         This Note is subject to optional prepayment, in whole or from time to time in part, on and after May 5, 1998, on the terms specified in the Note Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreements.

         The obligations evidenced by this Note are subordinated to the Senior Indebtedness (as defined in the Note Agreements) on the terms provided in the Note Agreements.

         THIS NOTE AND THE NOTE AGREEMENTS ARE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                         CONSOLIDATED STORES CORPORATION


                                         By
                                            ------------------------------------
                                         Name:
                                         Title:

                                  Exhibit 1-2